Exhibit 99.1


                   Equinix Reports Third Quarter 2006 Results


     -- Increased revenues to $73.7 million, an 8% increase over the previous quarter and a 27% increase over the same quarter last year

     -- Raises 2006 annual revenue guidance to $286.0 to $287.0 million and narrows EBITDA guidance to $102.0 to $103.0 million; announces 2007 annual revenue guidance of $352.0 to $362.0 million and EBITDA guidance of $137.0 to $143.0 million

     -- Signed 92 new customers including Acer Computers, Barnes and Noble College Booksellers, Coram and Fannie Mae



     FOSTER CITY, Calif.--(BUSINESS WIRE)--Oct. 25, 2006--Equinix, Inc. (Nasdaq:EQIX), the leading provider of network-neutral data centers and Internet exchange services, today reported quarterly results for the period ended September 30, 2006.

     Revenues were $73.7 million for the third quarter, a 27% increase over the same quarter last year and an 8% increase over the previous quarter. Recurring revenues, consisting primarily of colocation, interconnection and managed services, were $69.9 million, a 29% increase over the same quarter last year and a 7% increase over the previous quarter. Non-recurring revenues were $3.8 million in the quarter, consisting primarily of professional services and installation fees.

     Note: Equinix uses non-GAAP financial measures, such as EBITDA, cash cost of revenues, cash gross margins, cash operating expenses (also known as cash selling, general and administrative expenses or cash SG&A), non-GAAP net income
(loss), free cash flow and adjusted free cash flow to evaluate its operations. A reconciliation of these non-GAAP financial measures to the most closely applicable GAAP financial measure is attached to this release and commences at the bottom of our condensed consolidated statements of operations -- GAAP presentation.

     Cost of revenues were $49.1 million for the third quarter, including $664,000 of stock-based compensation, an 8% increase over the previous quarter and a 20% increase over the same quarter last year. Cost of revenues, excluding depreciation, amortization, accretion and stock-based compensation of $19.4 million, were $29.7 million for the third quarter, an 11% increase over the previous quarter and an 18% increase over the same quarter last year. Cash gross margins, defined as gross profit less depreciation, amortization, accretion and stock-based compensation, divided by revenues, for the quarter were 60%, down from 61% the previous quarter and up from 57% the same quarter last year. On a same IBX basis (defined as IBX centers which have been available for new customer installs for at least four full quarters), cash gross margins were 63%.

     Selling, general and administrative expenses were $26.1 million for the third quarter, including $6.2 million of stock-based compensation, approximately the same as the previous quarter and a 55% increase over the same quarter last year. Selling, general and administrative expenses, excluding depreciation, amortization and stock-based compensation of $7.1 million, were $19.0 million for the third quarter, an 8% increase over the previous quarter and a 27% increase over same quarter last year. Selling, general and administrative expenses included $1.2 million in costs incurred in the quarter related to the audit committee's independent investigation of the Company's stock options practices, of which approximately $600,000 was greater than anticipated.

     The Company recorded an adjustment to the $17.7 million restructuring charge that the Company recorded in the fourth quarter of 2004 and increased the restructuring charge by $1.5 million in the third quarter of 2006. The $1.5 million increase in the restructuring charge was a result of revised sublease assumptions related to the two leases covered under the 2004 restructuring charge that the Company is contractually committed to through 2015.

     Net loss for the third quarter was $5.2 million, including stock-based compensation expense of $6.9 million and the restructuring charge of $1.5 million. This represents a basic and diluted net loss per share of $0.18 based on a weighted average share count of 28.7 million. Excluding stock-based compensation and the restructuring charge, the Company was net income positive for the third quarter, with a non-GAAP net income of $3.2 million. This was a $383,000 decrease from the previous quarter's result of $3.6 million and a $2.7 million improvement over the same quarter last year.

     EBITDA, defined as income or loss from operations before depreciation, amortization, accretion, stock-based compensation expense and restructuring charges, for the third quarter was $24.9 million, up from $24.0 million the previous quarter and up from $17.9 million the same quarter last year. As mentioned above, this result included $1.2 million in costs incurred within the quarter for the audit committee's independent investigation of the Company's stock options practices, of which approximately $600,000 was not anticipated.

     "With good visibility to the completion of 2006, it's been another strong year of growth for the Company," said Peter Van Camp, chairman and CEO, Equinix. "Our business execution, expansion program, and momentum as we exit the year provide a solid foundation to continue to build on our market leadership position in 2007."

     Capital expenditures in the third quarter were $46.6 million, of which $7.0 million was attributed to ongoing capital expenditures and $39.6 million was attributed to expansion capital expenditures.

     The Company generated cash from operating activities of $20.7 million as compared to $16.1 million in the previous quarter. Cash used in investing activities was $50.0 million as compared to $35.8 million in the previous quarter. Adjusted free cash flow was a negative $29.3 million in the third quarter. Adjusted free cash flow is defined as net cash generated from operating activities less net cash used in investing activities (excluding the purchases, sales and maturities of short-term and long-term investments and the purchase and sale of real estate).

     As of September 30, 2006, the Company's cash, cash equivalents and investments were $166.3 million, as compared to $147.9 million in the previous quarter. In September 2006, the Company drew down $40.0 million from its Silicon Valley Bank credit line, which was repaid in full in October 2006.

     Other Company Developments & Metrics

     -- As referenced in a separate press release today, Equinix has announced that Peter Van Camp will transition from his role as chairman and CEO of Equinix to Executive Chairman once a new CEO has been appointed over the course of the next year. Until this time, Mr. Van Camp will remain fully engaged as CEO and chairman.

     -- On a same IBX basis (defined as IBX centers which have been available for new customer installs for at least four full quarters), revenues were $71.6 million; cost of revenues were $43.5 million; cost of revenues, excluding depreciation, amortization, accretion and stock-based compensation, were $26.4 million and cash gross margins for the quarter were 63%. EBITDA on a same IBX basis was $26.6 million.

     -- Equinix added 92 new customers in the quarter including Acer Computers, Barnes and Noble College Booksellers, Coram, Fannie Mae and Shopzilla.

     -- Based on a total cabinet capacity of approximately 30,900, the number of cabinets billing at the end of the quarter was approximately 16,200, or 52%, up from approximately 15,400 the previous quarter. On a weighted average basis, the number of cabinets billing was approximately 16,200 representing a utilization rate of 52%.

     -- U.S. interconnection service revenues were 22% of U.S. recurring revenues for the quarter. Interconnection services represent approximately 20% of total worldwide recurring revenues.

     -- Washington, D.C. metro area IBX greenfield project is targeted to open in January of 2007, with customer installations expected to commence in February 2007.

     Business Outlook

     For the full year of 2006, total revenues are expected to be in the range of $286.0 to $287.0 million. Total year cash gross margins are expected to be in the range of 60% to 61% including approximately $4.0 million of net cash costs attributed to our expansion IBXs. Cash selling, general and administrative expenses are expected to be in the range of $70.0 to $71.0 million, including an estimated $2.7 million of incremental professional fees attributed to the stock option investigation. EBITDA for the year is expected to be $102.0 to $103.0 million. Net loss is expected to be in a range of $15.0 to $16.0 million, including the restructuring charge of $1.5 million and the impact of approximately $30.0 million of stock-based compensation expense. Net interest expense will be approximately $8.0 million. The weighted average shares outstanding will be approximately 28.5 million. Capital expenditures for 2006 are expected to be in a range of $175.0 to $180.0 million, comprised of approximately $32.0 million of ongoing capital expenditures and $143.0 to $148.0 million of expansion capital expenditures for the build out of the Chicago, Los Angeles and Silicon Valley expansions opened this year, as well as the greenfield expansions in the Washington, D.C., Chicago and New York metro areas.

     For 2007, total revenues are expected to be in the range of $352.0 to $362.0 million. EBITDA for the year is expected to be between $137.0 and $143.0 million, including $6.0 million of net costs related to the Company's expansion projects. Capital expenditures for 2007 are expected to be in a range of $230.0 to $245.0 million, comprised of approximately $30.0 million of ongoing capital expenditures and $200.0 to $215.0 million of expansion capital expenditures. This includes approximately $10.0 million of expansion capital expenditures shifted from 2006 to 2007 specifically related to the Chicago Greenfield project.

     About Equinix

     Equinix is the leading global provider of network-neutral data centers and Internet exchange services for enterprises, content companies, systems integrators and network services providers. Through the company's Internet Business Exchange(TM) (IBX(R)) centers in 11 markets in the U.S. and Asia, customers can directly interconnect with every major global network and ISP for their critical peering, transit and traffic exchange requirements. These interconnection points facilitate the highest performance and growth of the Internet by serving as neutral and open marketplaces for Internet infrastructure services, allowing customers to expand their businesses while reducing costs.

     This press release contains forward-looking statements that involve risks and uncertainties. Actual results may differ materially from expectations discussed in such forward-looking statements. Factors that might cause such differences include, but are not limited to, the challenges of acquiring, operating and constructing IBX centers and developing, deploying and delivering Equinix services; a failure to receive significant revenue from customers in recently-acquired data centers; failure to complete any financing arrangements contemplated from time to time; failure to receive the proceeds from our loan commitments as expected; failure to increase the debt financing on our Washington, D.C. area campus as expected; competition from existing and new competitors; the ability to generate sufficient cash flow or otherwise obtain funds to repay new or outstanding indebtedness; the loss or decline in business from our key customers; the results of any regulatory review of past stock option grants and practices or any litigation relating to such grants and practices; and other risks described from time to time in Equinix's filings with the Securities and Exchange Commission. In particular, see Equinix's recent quarterly and annual reports filed with the Securities and Exchange Commission, copies of which are available upon request from Equinix. Equinix does not assume any obligation to update the forward-looking information contained in this press release.

     Equinix and IBX are registered trademarks of Equinix, Inc. Internet Business Exchange is a trademark of Equinix, Inc.

     Non-GAAP Financial Measures

     Equinix continues to provide all information required in accordance with generally accepted accounting principles (GAAP), but it believes that evaluating its ongoing operating results may be difficult if limited to reviewing only GAAP financial measures. Accordingly, Equinix uses non-GAAP financial measures, such as EBITDA, cash cost of revenues, cash gross margins, cash operating expenses (also known as cash selling, general and administrative expenses or cash SG&A), non-GAAP net income (loss), free cash flow and adjusted free cash flow to evaluate its operations. In presenting these non-GAAP financial measures, Equinix excludes certain non-cash or non-recurring items that it believes are not good indicators of the Company's current or future operating performance. These non-cash or non-recurring items are depreciation, amortization, accretion, stock-based compensation and restructuring charges. Recent legislative and regulatory changes encourage use of and emphasis on GAAP financial metrics and require companies to explain why non-GAAP financial metrics are relevant to management and investors. Equinix excludes these non-cash or non-recurring items in order for Equinix's lenders, investors, and industry analysts who review and report on the Company, to better evaluate the Company's operating performance and cash spending levels relative to its industry sector and competitor base.

     Equinix excludes depreciation expense as these charges primarily relate to the initial construction costs of our IBX centers and IBX expansion projects or acquired IBX centers and do not reflect our current or future cash spending levels to support our business. Our IBX centers are long-lived assets, and have an economic life greater than ten years. The construction costs of our IBX centers do not recur and future capital expenditures remain minor relative to our initial investment. This is a trend we expect to continue. In addition, depreciation is also based on the estimated useful lives of our IBX centers. These estimates could vary from actual performance of the asset, are based on historic costs incurred to build out our IBX centers, and are not indicative of current or expected future capital expenditures. Therefore, Equinix excludes depreciation from its operating results when evaluating its operations.

     In addition, in presenting the non-GAAP financial measures, Equinix excludes amortization expense related to certain intangible assets, as it represents a non-cash cost that may not recur and is not a good indicator of the Company's current or future operating performance. Equinix excludes accretion expense, both as it relates to its asset retirement obligations as well as its accrued restructuring charge liabilities, as these expenses represent costs, which Equinix believes are not meaningful in evaluating the Company's current operations. Equinix excludes non-cash stock-based compensation expense as it represents expense attributed to stock awards that have no current or future cash obligations. As such, we, and our investors and analysts, exclude this stock-based compensation expense when assessing the cash generating performance of our operations. The restructuring charges relate to the Company's decision to exit leases for excess space adjacent to several of our IBX centers, which we do not intend to build out now or in the future. Management believes such restructuring charges were unique costs that are not expected to recur, and consequently, does not consider these charges as a normal component of expenses related to current and ongoing operations.

     Our management does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. However, we have presented such non-GAAP financial measures to provide investors with an additional tool to evaluate our operating results in a manner that focuses on what management believes to be our ongoing business operations. Management believes that the inclusion of these non-GAAP financial measures provide consistency and comparability with past reports and provide a better understanding of the overall performance of the business and its ability to perform in subsequent periods. Equinix believes that if it did not provide such non-GAAP financial information, investors would not have all the necessary data to analyze Equinix effectively.

     Investors should note, however, that the non-GAAP financial measures used by Equinix may not be the same non-GAAP financial measures, and may not be calculated in the same manner, as that of other companies. In addition, whenever Equinix uses such non-GAAP financial measures, it provides a reconciliation of non-GAAP financial measures to the most closely applicable GAAP financial measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure.

     Equinix does not provide forward-looking guidance for certain financial data, such as depreciation, amortization, accretion, net income (loss) from operations, interest income, cash generated from operating activities and cash used in investing activities, and as a result, is not able to provide a reconciliation of GAAP to non-GAAP financial measures for forward-looking data. Equinix intends to calculate the various non-GAAP financial measures in future periods consistent with how it was calculated for the three and nine months ended September 30, 2006 and 2005, presented within this press release.



                                  EQUINIX, INC.
       CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS - GAAP PRESENTATION
                     (in thousands, except per share detail)
                                   (unaudited)


                           Three Months Ended       Nine Months Ended
                      ---------------------------- -------------------
                      Sept. 30, June 30, Sept. 30, Sept. 30, Sept. 30,
                        2006     2006      2005      2006      2005
                      --------- -------- --------- --------- ---------

Recurring revenues    $ 69,918  $65,089  $ 54,291  $196,759  $149,623
Non-recurring
 revenues                3,808    3,459     3,805    10,384     9,636
                      --------- -------- --------- --------- ---------
   Revenues             73,726   68,548    58,096   207,143   159,259

Cost of revenues        49,137   45,563    40,955   138,045   116,639
                      --------- -------- --------- --------- ---------
      Gross profit      24,589   22,985    17,141    69,098    42,620
                      --------- -------- --------- --------- ---------

Operating expenses:
   Sales and
    marketing            7,502    8,480     4,829    23,180    14,793
   General and
    administrative      18,631   17,725    12,078    53,486    33,594
   Restructuring
    charges              1,527        -         -     1,527         -
                      --------- -------- --------- --------- ---------
      Total operating
       expenses         27,660   26,205    16,907    78,193    48,387
                      --------- -------- --------- --------- ---------

Income (loss) from
 operations             (3,071)  (3,220)      234    (9,095)   (5,767)
                      --------- -------- --------- --------- ---------

Interest and other
 income (expense):
   Interest income       1,724    1,730     1,075     5,065     2,644
   Interest expense
    and other           (3,551)  (3,565)   (1,928)  (10,984)   (6,332)
                      --------- -------- --------- --------- ---------
      Total interest
       and other, net   (1,827)  (1,835)     (853)   (5,919)   (3,688)
                      --------- -------- --------- --------- ---------

Net loss before
 income taxes and
 cumulative effect of
 a change in
 accounting principle   (4,898)  (5,055)     (619)  (15,014)   (9,455)

   Income taxes           (270)    (215)     (164)     (870)     (553)

Net loss before
 cumulative effect of --------- -------- --------- --------- ---------
 a change in
 accounting principle   (5,168)  (5,270)     (783)  (15,884)  (10,008)


      Cumulative
       effect of a
       change in
       accounting
       principle             -        -         -       376         -

                      --------- -------- --------- --------- ---------
Net loss              $ (5,168) $(5,270) $   (783) $(15,508) $(10,008)
                      ========= ======== ========= ========= =========

Net loss per share:
Basic and diluted net
 loss per share
 before cumulative
 effect of a change
 in accounting
 principle            $  (0.18) $ (0.19) $  (0.03) $  (0.56) $  (0.43)
Cumulative effect of
 a change in
 accounting principle        -        -         -      0.01         -
                      --------- -------- --------- --------- ---------
Basic and diluted net
 loss per share       $  (0.18) $ (0.19) $  (0.03) $  (0.55) $  (0.43)
                      ========= ======== ========= ========= =========

Shares used in
 computing basic and
 diluted net loss per
 share                  28,743   28,468    24,076    28,356    23,335
                      ========= ======== ========= ========= =========


----------------------------------------------------------------------


Non-GAAP net income
 (loss) (1)           $  3,244  $ 3,627  $    575  $  9,559  $ (3,717)
                      ========= ======== ========= ========= =========


(1) Non-GAAP net income (loss) excludes stock-based compensation and restructuring charges as follows:

    Net loss          $ (5,168) $(5,270) $   (783) $(15,508) $(10,008)
    Stock-based
     compensation        6,885    8,897     1,358    23,540     6,291
    Restructuring
     charges             1,527        -         -     1,527         -
                      --------- -------- --------- --------- ---------
       Non-GAAP net
        income (loss) $  3,244  $ 3,627  $    575  $  9,559  $ (3,717)
                      ========= ======== ========= ========= =========



                                  EQUINIX, INC.
           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS - NON-GAAP
                                  PRESENTATION
                                 (in thousands)
                                   (unaudited)


                        Three Months Ended         Nine Months Ended
                   ----------------------------- ---------------------
                   Sept. 30, June 30,  Sept. 30, Sept. 30,  Sept. 30,
                     2006      2006      2005       2006       2005
                   --------- --------- --------- ---------- ----------

Recurring revenues $ 69,918  $ 65,089  $ 54,291  $ 196,759  $ 149,623
Non-recurring
 revenues             3,808     3,459     3,805     10,384      9,636
                   --------- --------- --------- ---------- ----------
    Revenues (1)     73,726    68,548    58,096    207,143    159,259

Cash cost of
 revenues (2)        29,738    26,845    25,119     81,855     70,365
                   --------- --------- --------- ---------- ----------
      Cash gross
       profit (3)    43,988    41,703    32,977    125,288     88,894
                   --------- --------- --------- ---------- ----------

Cash operating
 expenses (4):
    Cash sales and
     marketing
     expenses(5)      5,864     6,333     4,566     17,488     13,599
    Cash general
     and
     administrative
     expenses (6)    13,197    11,332    10,492     36,000     26,984
                   --------- --------- --------- ---------- ----------
      Total cash
       operating
       expenses (7)  19,061    17,665    15,058     53,488     40,583
                   --------- --------- --------- ---------- ----------

EBITDA (8)         $ 24,927  $ 24,038  $ 17,919  $  71,800  $  48,311
                   ========= ========= ========= ========== ==========


Cash gross margins
 (9)                     60%       61%       57%        60%        56%
                   ========= ========= ========= ========== ==========

EBITDA flow-through
 rate (10)               17%       33%       33%        46%        57%
                   ========= ========= ========= ========== ==========

-------------------

 (1)The geographic split of our revenues is presented below:

    U.S. revenues  $ 63,654  $ 58,900  $ 50,527  $ 178,394  $ 137,927
    Asia-Pacific
     revenues        10,072     9,648     7,569     28,749     21,332
                   --------- --------- --------- ---------- ----------
      Revenues     $ 73,726  $ 68,548  $ 58,096  $ 207,143  $ 159,259
                   ========= ========= ========= ========== ==========

    Revenues on a services basis is presented below:

    Colocation     $ 51,678  $ 47,988  $ 40,138  $ 145,235  $ 109,479
    Interconnection  13,862    12,644    10,527     38,310     29,696
    Managed
     infrastructure   4,066     4,046     3,626     12,045     10,448
    Rental              312       411         -      1,169          -
                   --------- --------- --------- ---------- ----------
      Recurring
       revenues      69,918    65,089    54,291    196,759    149,623
    Non-recurring
     revenues         3,808     3,459     3,805     10,384      9,636
                   --------- --------- --------- ---------- ----------
      Revenues     $ 73,726  $ 68,548  $ 58,096  $ 207,143  $ 159,259
                   ========= ========= ========= ========== ==========

    New IBX centers are IBX centers which have not been available for customer installs for at least four full quarters. Revenues on a same IBX versus new IBX basis is presented below:

    Same IBX
     centers       $ 71,572  $ 68,190  $ 54,776  $ 202,292  $ 154,515
    New IBX centers   2,154       358     3,320      4,851      4,744
                   --------- --------- --------- ---------- ----------
      Revenues     $ 73,726  $ 68,548  $ 58,096  $ 207,143  $ 159,259
                   ========= ========= ========= ========== ==========

 (2)We define cash cost of revenues as cost of revenues less depreciation, amortization, accretion and stock-based compensation as presented below:

    Cost of
     revenues      $ 49,137  $ 45,563  $ 40,955  $ 138,045  $ 116,639
    Depreciation,
     amortization
     and accretion
     expense        (18,735)  (17,755)  (15,836)   (53,805)   (46,274)
    Stock-based
     compensation
     expense           (664)     (963)        -     (2,385)         -
                   --------- --------- --------- ---------- ----------
      Cash cost of
       revenues    $ 29,738  $ 26,845  $ 25,119  $  81,855  $  70,365
                   ========= ========= ========= ========== ==========

    The geographic split of our cash cost of revenues is presented below:

    U.S. cash cost
     of revenues   $ 25,154  $ 22,312  $ 20,933  $  68,417  $  58,333
    Asia-Pacific
     cash cost of
     revenues         4,584     4,533     4,186     13,438     12,032
                   --------- --------- --------- ---------- ----------
      Cash cost of
       revenues    $ 29,738  $ 26,845  $ 25,119  $  81,855  $  70,365
                   ========= ========= ========= ========== ==========

    New IBX centers are IBX centers which have not been available for customer installs for at least four full quarters. Cost of revenues and cash cost of revenues on a same IBX versus new IBX basis is presented below:

    Same IBX
     centers-cash
     cost of
     revenues      $ 26,422  $ 24,849  $ 23,292  $  73,747  $  65,773
    Same IBX
     centers-
     depreciation,
     amortization
     and accretion
     expense         16,445    16,433    14,031     48,410     42,410
    Same IBX
     centers-stock-
     based
     compensation
     expense            632       963         -      2,353          -
                   --------- --------- --------- ---------- ----------
      Same IBX
       centers cost
       of revenues   43,499    42,245    37,323    124,510    108,183
                   --------- --------- --------- ---------- ----------

    New IBX
     centers-cash
     cost of
     revenues         3,316     1,996     1,827      8,108      4,592
    New IBX
     centers-
     depreciation,
     amortization
     and accretion
     expense          2,290     1,322     1,805      5,395      3,864
    New IBX
     centers-stock-
     based
     compensation
     expense             32         -         -         32          -
                   --------- --------- --------- ---------- ----------
      New IBX
       centers cost
       of revenues    5,638     3,318     3,632     13,535      8,456
                   --------- --------- --------- ---------- ----------

        Cost of
         revenues  $ 49,137  $ 45,563  $ 40,955  $ 138,045  $ 116,639
                   ========= ========= ========= ========== ==========

 (3)We define cash gross profit as revenues less cash cost of revenues (as defined above).

 (4)We define cash operating expenses as operating expenses less depreciation, amortization and stock-based compensation. We also refer to cash operating expenses as cash selling, general and administrative expenses or "cash SG&A".

 (5)We define cash sales and marketing expenses as sales and marketing expenses less depreciation, amortization and stock-based compensation as presented below:

    Sales and
     marketing
     expenses      $  7,502  $  8,480  $  4,829  $  23,180  $  14,793
    Depreciation
     and
     amortization
     expense            (15)      (15)      (15)       (45)       (45)
    Stock-based
     compensation
     expense         (1,623)   (2,132)     (248)    (5,647)    (1,149)
                   --------- --------- --------- ---------- ----------
      Cash sales
       and
       marketing
       expenses    $  5,864  $  6,333  $  4,566  $  17,488  $  13,599
                   ========= ========= ========= ========== ==========

 (6) We define cash general and administrative expenses as general and administrative expenses less depreciation, amortization and stock-based compensation as presented below:

    General and
     administrative
     expenses      $ 18,631  $ 17,725  $ 12,078  $  53,486  $  33,594
    Depreciation
     and
     amortization
     expense           (836)     (591)     (476)    (1,978)    (1,468)
    Stock-based
     compensation
     expense         (4,598)   (5,802)   (1,110)   (15,508)    (5,142)
                   --------- --------- --------- ---------- ----------
      Cash general
       and adminis-
      trative
       expenses    $ 13,197  $ 11,332  $ 10,492  $  36,000  $  26,984
                   ========= ========= ========= ========== ==========

 (7)Our cash operating expenses, or cash SG&A, as defined above, is presented below:

    Cash sales and
     marketing
     expenses      $  5,864  $  6,333  $  4,566  $  17,488  $  13,599
    Cash general
     and
     administrative
     expenses        13,197    11,332    10,492     36,000     26,984
                   --------- --------- --------- ---------- ----------
      Cash SG&A    $ 19,061  $ 17,665  $ 15,058  $  53,488  $  40,583
                   ========= ========= ========= ========== ==========

    The geographic split of our cash operating expenses, or cash SG&A, is presented below:

    U.S. cash SG&A $ 16,261  $ 14,599  $ 12,338  $  44,187  $  32,732
    Asia-Pacific
     cash SG&A        2,800     3,066     2,720      9,301      7,851
                   --------- --------- --------- ---------- ----------
      Cash SG&A    $ 19,061  $ 17,665  $ 15,058  $  53,488  $  40,583
                   ========= ========= ========= ========== ==========

 (8)We define EBITDA as income (loss) from operations less depreciation, amortization, accretion, stock-based compensation expense and restructuring charges as presented below:

    Income (loss)
     from
     operations    $ (3,071) $ (3,220) $    234  $  (9,095) $  (5,767)
    Depreciation,
     amortization
     and accretion
     expense         19,586    18,361    16,327     55,828     47,787
    Stock-based
     compensation
     expense          6,885     8,897     1,358     23,540      6,291
    Restructuring
     charges          1,527         -         -      1,527          -
                   --------- --------- --------- ---------- ----------
      EBITDA       $ 24,927  $ 24,038  $ 17,919  $  71,800  $  48,311
                   ========= ========= ========= ========== ==========

    The geographic split of our EBITDA is presented below:

    U.S. income
     (loss) from
     operations    $ (3,967) $ (3,405) $    541  $  (9,619) $  (3,944)
    U.S.
     depreciation,
     amortization
     and accretion
     expense         18,607    17,419    15,357     52,892     44,515
    U.S. stock-
     based
     compensation
     expense          6,072     7,975     1,358     20,990      6,291
    U.S.
     restructuring
     charges          1,527         -         -      1,527          -
                   --------- --------- --------- ---------- ----------
      U.S. EBITDA    22,239    21,989    17,256     65,790     46,862
                   --------- --------- --------- ---------- ----------

    Asia-Pacific
     income (loss)
     from
     operations         896       185      (307)       524     (1,823)
    Asia-Pacific
     depreciation,
     amortization
     and accretion
     expense            979       942       970      2,936      3,272
    Asia-Pacific
     stock-based
     compensation
     expense            813       922         -      2,550          -
    Asia-Pacific
     restructuring
     charges              -         -         -          -          -
                   --------- --------- --------- ---------- ----------
      Asia-Pacific
       EBITDA         2,688     2,049       663      6,010      1,449
                   --------- --------- --------- ---------- ----------

        EBITDA     $ 24,927  $ 24,038  $ 17,919  $  71,800  $  48,311
                   ========= ========= ========= ========== ==========

    New IBX centers are IBX centers which have not been available for customer installs for at least four full quarters. EBITDA on a same IBX versus new IBX basis is presented below:

    Same IBX
     centers-income
     (loss) from
     operations    $    944  $     76  $  1,008  $     652  $  (1,179)
    Same IBX
     centers-
     depreciation,
     amortization
     and accretion
     expense         17,296    17,039    14,522     50,433     43,923
    Same IBX
     centers-stock-
     based
     compensation
     expense          6,853     8,897     1,358     23,508      6,291
    Same IBX
     centers-
     restructuring
     charges          1,527         -         -      1,527          -
                   --------- --------- --------- ---------- ----------
      Same IBX
       center
       EBITDA        26,620    26,012    16,888     76,120     49,035
                   --------- --------- --------- ---------- ----------

    New IBX
     centers-income
     (loss) from
     operations      (4,015)   (3,296)     (774)    (9,747)    (4,588)
    New IBX
     centers-
     depreciation,
     amortization
     and accretion
     expense          2,290     1,322     1,805      5,395      3,864
    New IBX
     centers-stock-
     based
     compensation
     expense             32         -         -         32          -
    New IBX
     centers-
     restructuring
     charges              -         -         -          -          -
                   --------- --------- --------- ---------- ----------
      New IBX
       center
       EBITDA        (1,693)   (1,974)    1,031     (4,320)      (724)
                   --------- --------- --------- ---------- ----------

      EBITDA       $ 24,927  $ 24,038  $ 17,919  $  71,800  $  48,311
                   ========= ========= ========= ========== ==========

 (9)We define cash gross margins as cash gross profit divided by revenues.

    Our cash gross margins by geographic region is presented below:

    U.S. cash gross
     margins             60%       62%       59%        62%        58%
                   ========= ========= ========= ========== ==========

    Asia-Pacific
     cash gross
     margins             54%       53%       45%        53%        44%
                   ========= ========= ========= ========== ==========

    Same IBX centers are IBX centers which have been available for customer installs for at least four full quarters. Our cash gross margins for same IBX centers is presented below:

    Same IBX cash
     gross margins       63%       64%       57%        64%        57%
                   ========= ========= ========= ========== ==========

(10)We define EBITDA flow-through rate as incremental EBITDA growth divided by incremental revenue growth as follows:

    EBITDA -
     current period$ 24,927  $ 24,038  $ 17,919  $  71,800  $  48,311
    Less EBITDA -
     prior period   (24,038)  (22,835)  (16,055)   (55,802)   (29,957)
                   --------- --------- --------- ---------- ----------
      EBITDA growth$    889  $  1,203  $  1,864  $  15,998  $  18,354
                   ========= ========= ========= ========== ==========

    Revenues -
     current period$ 73,726  $ 68,548  $ 58,096  $ 207,143  $ 159,259
    Less revenues -
     prior period   (68,548)  (64,869)  (52,479)  (172,373)  (126,851)
                   --------- --------- --------- ---------- ----------
      Revenue
       growth      $  5,178  $  3,679  $  5,617  $  34,770  $  32,408
                   ========= ========= ========= ========== ==========

    EBITDA flow-
     through rate        17%       33%       33%        46%        57%
                   ========= ========= ========= ========== ==========



                                  EQUINIX, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (in thousands)
                                   (unaudited)


                  Assets                    September 30, December 31,
                                                2006          2005
                                            ------------- ------------

Cash, cash equivalents and investments      $    166,346  $   188,855
Accounts receivable, net                          24,129       17,237
Property and equipment, net                      499,917      438,790
Goodwill and other intangible assets, net         23,375       21,829
Debt issuance costs, net                           2,685        3,075
Prepaid expenses                                   7,378        5,098
Deposits                                           3,727        3,548
Other assets                                       3,063        2,565
                                            ------------- ------------
            Total assets                    $    730,620  $   680,997
                                            ============= ============

   Liabilities and Stockholders' Equity

Accounts payable and accrued expenses       $     23,007  $    22,557
Accrued property and equipment                    18,597       15,783
Accrued restructuring charges                     44,546       49,831
Borrowings under credit line                      40,000       30,000
Capital lease obligations                         33,925       34,530
Other financing obligations                       61,150       61,675
Mortgage payable                                  59,165       60,000
Convertible subordinated debentures               86,250       86,250
Deferred installation revenue                      9,678        7,658
Customer deposits                                  1,008        1,188
Deferred rent                                     21,118       18,792
Asset retirement obligations                       4,043        3,649
Other liabilities                                    549          411
                                            ------------- ------------
            Total liabilities                    403,036      392,324
                                            ------------- ------------

Common stock                                          29           27
Additional paid-in capital                       887,319      839,497
Deferred stock-based compensation                      -       (4,930)
Accumulated other comprehensive income             2,791        1,126
Accumulated deficit                             (562,555)    (547,047)
                                            ------------- ------------
            Total stockholders' equity           327,584      288,673
                                            ------------- ------------

            Total liabilities and
             stockholders' equity           $    730,620  $   680,997
                                            ============= ============


--------------------------------------------------------- ------------

Ending headcount by geographic region is as follows:

    U.S. headcount                                   422          372
    Asia-pacific headcount                           171          165
                                            ------------- ------------
            Total headcount                          593          537
                                            ============= ============



                                  EQUINIX, INC.
               CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (1)
                                 (in thousands)
                                   (unaudited)


                         Three Months Ended        Nine Months Ended
                    ----------------------------- --------------------
                    Sept. 30, June 30,  Sept. 30, Sept. 30,  Sept. 30,
                      2006      2006      2005      2006       2005
                    --------- --------- --------- ---------- ---------

Cash flows from
 operating
 activities:
   Net loss         $ (5,168) $ (5,270) $   (783) $ (15,508) $(10,008)
   Adjustments to
    reconcile net
    loss to net
    cash provided
    by operating
    activities:
    Depreciation,
     amortization
     and accretion    19,586    18,361    16,327     55,828    47,787
    Stock-based
     compensation      6,885     8,897     1,358     23,540     6,291
    Non-cash
     interest
     expense             227       208       278        643     1,451
    Restructuring
     charges           1,527         -         -      1,527         -
    Other
     reconciling
     items               437       (64)     (404)      (354)     (453)
    Changes in
     operating
     assets and
     liabilities:
     Accounts
      receivable        (646)   (5,011)      (75)    (6,908)   (3,823)
     Accounts
      payable and
      accrued
      expenses        (1,134)    2,597       650        470     3,602
     Accrued
      restructuring
      charges         (3,088)   (3,168)     (480)    (9,213)   (1,448)
     Other assets
      and
      liabilities      2,029      (443)   (1,377)      (472)    5,637
                    --------- --------- --------- ---------- ---------
        Net cash
         provided
         by
         operating
         activities   20,655    16,107    15,494     49,553    49,036
                    --------- --------- --------- ---------- ---------
Cash flows from
 investing
 activities:
   Purchase of Los
    Angeles IBX
    property               -         -   (34,727)         -   (34,727)
   Purchase of
    Chicago IBX
    property               -    (9,766)        -     (9,766)        -
   Purchases of
    other property
    and equipment    (46,620)  (29,671)   (7,079)  (102,904)  (22,492)
   Accrued property
    and equipment     (3,341)    3,643      (267)     2,814     2,245
   Other investing
    activities             2         -         -          8         -
                    --------- --------- --------- ---------- ---------
        Net cash
         used in
         investing
         activities  (49,959)  (35,794)  (42,073)  (109,848)  (54,974)
                    --------- --------- --------- ---------- ---------
Cash flows from
 financing
 activities:
   Proceeds from
    warrants, stock
    options and
    employee stock
    purchase plans     8,180     5,862     3,585     28,756    11,217
   Proceeds from
    borrowings
    under credit
    line              40,000         -         -     40,000         -
   Repayment of
    borrowings
    under credit
    line                   -         -         -    (30,000)        -
   Repayment of
    capital lease
    obligations         (207)     (201)     (167)      (605)     (489)
   Repayment of
    other financing
    obligations         (184)     (174)      (34)      (525)   (3,724)
   Repayment of
    mortgage
    payable             (319)     (311)        -       (835)        -
   Other financing
    activities            (9)      200      (342)       561      (342)
                    --------- --------- --------- ---------- ---------
        Net cash
         provided
         by
         financing
         activities   47,461     5,376     3,042     37,352     6,662
                    --------- --------- --------- ---------- ---------
Effect of foreign
 currency exchange
 rates on cash and
 cash equivalents        250        27      (202)       434      (526)
                    --------- --------- --------- ---------- ---------
Net increase
 (decrease) in
 cash, cash
 equivalents and
 investments          18,407   (14,284)  (23,739)   (22,509)      198
Cash, cash
 equivalents and
 investments at
 beginning of
 period              147,939   162,223   132,029    188,855   108,092
                    --------- --------- --------- ---------- ---------
Cash, cash
 equivalents and
 investments at end
 of period          $166,346  $147,939  $108,290  $ 166,346  $108,290
                    ========= ========= ========= ========== =========


Free cash flow (2)  $(29,304) $(19,687) $(26,579) $ (60,295) $ (5,938)
                    ========= ========= ========= ========== =========

Adjusted free cash
 flow (3)           $(29,304) $ (9,921) $  8,148  $ (50,529) $ 28,789
                    ========= ========= ========= ========== =========

-------------------

(1)The cash flow statements presented herein combine our short-term and long-term investments with our cash and cash equivalents in an effort to present our total unrestricted cash and equivalent balances. In our quarterly filings with the SEC on Forms 10-Q and 10-K, the purchases, sales and maturities of our short-term and long-term investments will be presented as activities within the investing activities portion of the cash flow statements.

(2)We define free cash flow as net cash provided by operating activities plus net cash used in investing activities (excluding the purchases, sales and maturities of short-term and long-term investments) as presented below:

   Net cash
    provided by
    operating
    activities as
    presented above $ 20,655  $ 16,107  $ 15,494  $  49,553  $ 49,036
   Net cash used in
    investing
    activities as
    presented above  (49,959)  (35,794)  (42,073)  (109,848)  (54,974)
                    --------- --------- --------- ---------- ---------
    Free cash flow  $(29,304) $(19,687) $(26,579) $ (60,295) $ (5,938)
                    ========= ========= ========= ========== =========

(3)We define adjusted free cash flow as free cash flow (as defined above) excluding any purchases or sales of real estate as presented below:

   Free cash flow
    (as defined
    above)          $(29,304) $(19,687) $(26,579) $ (60,295) $ (5,938)
   Less purchase of
    Los Angeles IBX
    property               -         -    34,727          -    34,727
   Less purchase of
    Chicago IBX
    property               -     9,766         -      9,766         -
                    --------- --------- --------- ---------- ---------
    Adjusted free
     cash flow      $(29,304) $ (9,921) $  8,148  $ (50,529) $ 28,789
                    ========= ========= ========= ========== =========



    CONTACT: Equinix, Inc.
             Jason Starr, 650-513-7402 (Investor Relations) jstarr@equinix.com or
             K/F Communications, Inc.
             David Fonkalsrud, 415-255-6506 (Media)
             dave@kfcomm.com